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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of State Street Boston Corporation of our report dated January 14, 1997, included in the 1996 Annual Report to Shareholders of State Street Boston Corporation.

         We consent to the incorporation by reference in Registration Statements (Forms S-8 Nos. 333-16979, 33-57359, 33-38672, 33-38671, 33-2882, 2-93157,
2-88641 and 2-68698) and in Post-Effective Amendment No. 2 to Registration Statement (Form S-8 No. 2-68696) pertaining to various stock option and performance share plans, in Registration Statements (Form S-3 Nos. 333-2143, 33-49885) pertaining to the registration of debt securities and preferred stock of State Street Boston Corporation, and in Registration Statement (Form S-3 No. 333-16987) pertaining to the registration of Common Stock of State Street Boston Corporation, of our report dated January 14, 1997 with respect to the consolidated financial statements of State Street Boston Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                              Ernst & Young, LLP

Boston, Massachusetts
March 24, 1997